August 5, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



            RE: American Depositary Shares evidenced by
One (1) American Depositary Receipts
representing five (5) Ordinary Shares of
           Westpac Banking Corporation (Form F6 File No.
333188270)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in ratio for Westpac Banking Corporation.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio change for Westpac Banking Corporation.

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:

Effective August 19, 2013 the Companys
American Depositary Share (ADS) Ratio
Changed from Each     American Depositary
Share Represents Five Deposited Shares (1:5) to Each American Depositary Share
Represents One Deposited Share (1:1)


Please contact me with any questions or
comments at 212 8152276
Violet Pagan
The Bank of New York Mellon  ADR Division
Encl.
  CC: Paul Dudek, Esq. (Office of International
Corporate Finance)




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